UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 19, 2014

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, the United States Bankruptcy Court for the District of Delaware entered an order (the “Order”) in the consolidated chapter 11 cases of Energy Future Holdings Corp. (“EFH Corp.”) and substantially all of its subsidiaries (excluding Oncor Electric Delivery Holdings Company LLC and its subsidiaries), approving the 2015 compensation plans (the “2015 Plans”) of EFH Corp., subject to certain modifications set forth in the Order.

Consistent with the Order, on December 19, 2014, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of EFH Corp. approved changes to the performance period and frequency of payments (from quarterly to semi-annually) under the Supplemental Annual Incentive Awards for 2015 for each of the named executive officers of EFH Corp., John F. Young, James A. Burke, Stacey H. Dore, Paul M. Keglevic and M.A. McFarland, as set forth in their respective amended and restated employment agreements.

In addition, the Committee approved changes to the base salaries of four named executive officers of EFH Corp. as set forth below, effective January 1, 2015:

Name	Title	Salary

James A. Burke	President and Chief Executive Officer of TXU Energy Retail Company LLC and Executive Vice President of EFH Corp.	$700,000

Stacey H. Doré	Executive Vice President, General Counsel and Co-Chief Restructuring Officer of EFH Corp.	$650,000

Paul M. Keglevic	Executive Vice President, Chief Financial Officer and Co-Chief Restructuring Officer of EFH Corp.	$785,000

M.A. McFarland	President and Chief Executive Officer of Luminant Holding Company LLC and Executive Vice President of EFH Corp.	$700,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name: Terry L. Nutt
Title: Senior Vice President & Controller

Dated: December 24, 2014